UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdictionof incorporation)	1-13471 (CommissionFile Number)	41-1656308 (IRS EmployerIdentification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota (Address of principal executive offices)	55445 (Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, Jeffrey Jagerson was appointed Chief Financial Officer of Insignia Systems, Inc. (the “Company”), effective as of July 17, 2017. Mr. Jagerson will also serve in the roles of principal financial officer, principal accounting officer and treasurer. In connection with Mr. Jagerson’s appointment, the Company and Mr. Jagerson entered into an Employment Agreement and a Change in Control Agreement, each to be effective as of July 17, 2017. The material terms of the Employment Agreement and the Change in Control Agreement are described below.

Mr. Jagerson, 50, brings with him 29 years of accounting and finance experience. During that time, his roles have included Vice President of Finance and Corporate Controller at Digital River, and Chief Financial Officer at Christiansen Farms. Mr. Jagerson graduated with a B.S. in Accounting from Minnesota State University, Mankato and an MBA from the Carlson School of Business at the University of Minnesota.

Mr. Jagerson has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Employment Agreement

The Employment Agreement has an initial term of three years ending on July 17, 2020, provided that beginning on July 17, 2020 and on each anniversary date thereafter, the term will be automatically renewed for an additional one-year period unless either party notifies the other in writing, at least one-hundred and twenty days in advance of the relevant anniversary date, of its intent not to renew for the additional one-year period. Pursuant to the Employment Agreement, Mr. Jagerson will be entitled to:

●
an annual base salary of $235,000, subject to increase by the Company’s Board of Directors (the “Board”) from time to time;
●
earn a target annual incentive compensation award, beginning with the 2017 fiscal year, of 50% of his base salary based on the achievement of performance targets set by the Board; and
●
participate in all employee benefit plans and programs maintained by the Company and made available to employees generally, to the extent he is eligible under the terms of such plans.

The Employment Agreement also provides for a grant of 60,000 shares of time-vesting restricted stock (the “Inducement Restricted Stock”) on September 1, 2017. One-half of the shares will vest on the first anniversary of the grant date and one-half of the shares will vest on the second anniversary of the grant date. The Inducement Restricted Stock will be governed by the terms of the Company’s 2013 Omnibus Stock and Incentive Plan.

The Employment Agreement includes a clawback provision providing that if there is a restatement of the Company’s financial results (other than a prophylactic or voluntary restatement due to a change in applicable accounting rules or interpretations) due to material noncompliance with financial reporting requirements and the Board determines in good faith that any compensation granted to Mr. Jagerson was awarded or determined based on such material noncompliance, the Board or a committee thereof may recover any compensation granted to Mr. Jagerson (or reduce any compensation not yet paid) based on the erroneous financial data in excess of what would have been paid (or in the case of unpaid compensation, what should be paid) to Mr. Jagerson under the accounting restatement.

In the event of Mr. Jagerson’s involuntary termination without “cause” or voluntary termination with “good reason”, Mr. Jagerson will be entitled to accrued and unpaid compensation as provided in the Employment Agreement as well as the following severance pay and benefits, conditioned on the execution and continued effectiveness of a release: (1) the annual incentive compensation he would have been entitled to receive for the year in which his termination occurs as if he had continued until the end of that fiscal year, determined based on the Company’s actual performance for that year relative to the performance goals applicable to Mr. Jagerson, prorated for the number of days in the fiscal year through his termination date and generally payable in a cash lump sum at the time such incentive awards are payable to other participants; (2) fifty percent (50%) of Mr. Jagerson’s annual base salary as in effect at the time of Termination, payable in a single lump sum payment no later than 60 days following the termination date; and (3) welfare benefit continuation for three months following termination. In the event of Mr. Jagerson’s death, “disability” (as defined in the Employment Agreement), involuntary termination for “cause” or voluntary termination without “Good Reason,” Mr. Jagerson will be entitled to accrued and unpaid compensation as provided in the Employment Agreement.

During the one year period following Mr. Jagerson’s cessation of employment with the Company he will be subject to a covenant not to compete with the Company and a covenant not to solicit employees or customers of the Company.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Change in Control Agreement

The Change in Control has an initial term of three years ending on July 17, 2020, provided that beginning on July 17, 2020, and on each anniversary date thereafter, the term will be automatically renewed for an additional one-year period unless either party notifies the other in writing, at least one-hundred and twenty days in advance of the relevant anniversary date, of its intent not to renew for the additional one-year period. Additionally, if a “change in control” (as defined in the Change in Control Agreement) occurs during the term of the Change in Control Agreement, such agreement will continue in effect for a period of not less than twenty-four (24) months beyond the month in which the “change in control” occurred.

Under the Change in Control Agreement, upon a “qualifying termination” (as defined in the Change in Control Agreement) Mr. Jagerson will be entitled to the following, conditioned on the execution of a release and subject to offset by the amount of any severance previously paid to him under any employment agreement with the Company: (1) a lump sum severance payment equal to seventy-five percent of his base salary, (2) cash payment equal to the sum of (x) unpaid incentive compensation that has been allocated or awarded to Mr. Jagerson for a completed fiscal year preceding the Date of the Qualifying Termination which is contingent only upon the continued employment to a subsequent date plus (y) a pro rata portion to the date of the Qualifying Termination of his target bonus for the year calculated through the date of the Qualifying Termination, (3) welfare benefit continuation for a period of 6 months, (4) certain post-retirement health care or life insurance benefits if Mr. Jagerson would have become eligible for such benefits during the 24 months after the date of termination, (5) a lump sum payment equal to all earned but unused paid time off days, and (6) outplacement fees not to exceed $5,000. In addition, any amounts paid under the Change in Control Agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. For purposes of the Change in Control Agreement, a “Qualifying Termination” means a termination by the Company without “cause” (as defined in the Change in Control Agreement) or a termination by Mr. Jagerson with “good reason” (as defined in the Change in Control Agreement), in each case either concurrent with or within 24 months following a change in control, or a termination by the Company without “cause” within six months prior to a change in control if termination is in connection with or in anticipation of the change in control.

The Change in Control Agreement also provides for certain non-severance payments to Mr. Jagerson if he fails to perform his full-time duties as a result of a “disability” (as defined in the Change in Control Agreement). In such a case, the Company will pay his current base salary and all compensation and benefits payable to his under any compensation or benefit plan the Company maintains during that period, until is employment is terminated. Additionally, if Mr. Jagerson’s employment is terminated for any reason following a “change in control” and during the term of the Change in Control Agreement, the Company will pay his base salary through the date of termination and all compensation and benefits to which he is entitled for all periods preceding the date of termination under the terms of our compensation and benefit plans.

During the one year period following Mr. Jagerson’s cessation of employment with the Company he will be subject to a covenant not to compete with the Company and a covenant not to solicit employees or customers of the Company.

A copy of the Change in Control Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously announced, Mark Cherrey’s departure from the Company was effective on June 30, 2017. In connection with Mr. Cherrey’s departure, the Board of Directors of the Company appointed Kristine Glancy to serve in the additional positions of interim principal financial officer, interim principal accounting officer, and interim treasurer effective June 30, 2017 and until Mr. Jagerson assumes such roles on July 17, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated June 30, 2017, between Insignia Systems, Inc. and Jeffrey Jagerson
10.2	Change in Control Agreement, dated June 30, 2017, between Insignia Systems, Inc. and Jeffrey Jagerson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: June 30, 2017	By	/s/ Kristine A. Glancy
Name: Kristine A. Glancy
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated June 30, 2017, between Insignia Systems, Inc. and Jeffrey Jagerson
10.2	Change in Control Agreement, dated June 30, 2017, between Insignia Systems, Inc. and Jeffrey Jagerson